Exhibit 99.1
Total Available Market (Including Pedal Sensors) Pedal Modules 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 Target 9 13 16 30 49 72 66.8 91 103 123 128 Captured 9 13 91 103 115 113 CTS Pedal Modules offer performance, quality and cost advantages CTS Pedal Sales $M CTS currently supplies over ten major customers in North America, Europe and Asia. CHERY 2009-2013: 18% CAGR Now a Supplier Of Two Global Vehicle Platforms

Electronic Components - Communications Infrastructure OCXO Ceramic Duplexer Wireless Base Station Sales $ in Millions Key Customers: Alcatel-Lucent, Cisco, ZTE, Nokia Siemens Networks, Juniper, Tellabs, Emerson, Ciena, Rockwell Collins CAGR 23% Increasing market share and winning new customers Satellite Communications WiMAX EMI Filters Clock Oscillators ActiPlex(r) Filters 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 Design Wins 31 37 41 45 48 33 37 50 56 63 Fordahl 5 6 12 New Product New Products, New Customers Economic Growth Defense Communications With Fordahl Upside Timing & Synchronization Solutions Microwave Network Backhaul FORDAHL ACQUISITION World class products for LTE/4G telecom applications Opens up new customer relationships (European/global) Opportunity to penetrate growing telecom markets: microwave, femtocells, fiber optics

Electronic Components - Piezoceramic Products 2005 2006 2007 2008 2009 2010 2011 2012 2013 Sales 10 13 13 18 10 19 20 21 23 New HDD Business 0 6 13 16 Sales $ in Millions Medical Ultrasound Wide Format Inkjet Printer Head Undersea Energy Exploration Aerospace Soft And Hard Piezo Ceramic Materials New HDD Business 40% CAGR New applications are emerging for piezoceramic devices spurring innovation and profitable growth Hard Disk Drive Actuation New - New generation of HDD actuation for computer market - Includes new capabilities: Vertically integrated medical composites - Includes new capabilities: Vertically integrated photolithography process New Product Hard Disk Drive (HDD) Opportunity ----- continues to grow CTS has recently achieved capability to sell piezo to other key HDD manufacturers - with 70% of the global market share Class 1K cleanroom capability now operational in China Shipments begin to ramp in the next quarter

Growth Drivers Healthy pipeline of new business wins expected to drive stronger growth 2006 2007 2008 2009 2010 Business Awards 242 61 New Business Awards Future Program Revenue Record Year Diversified new products, customer and markets R&D commitment Increased patent portfolio Accretive, bolt-on acquisitions Average $100M Successful new products Smart actuator for commercial applications Piezoceramic for HDD applications Component & Sensors segment sales mix moves to ^ 60% 80% C&S 2010 2015 EPS 0.66 1.3 Sales 553 850 553 1000 $0.66 $1.45 $1.30 +13% (w / M&A) +9% (organic) +17% (w / M&A) +15% (organic) Financial Targets New business being launched primarily in 2012-2013 CAGR 2010 -2015

Adjusted Net Earnings and Free Cash Flow 2009 2010 2011E Adjusted Net Earnings 12 23.1 25 Free Cash Flow 40 6 33 Strong Free Cash Flow Indicates Quality of Earnings Note: Adjusted data excludes restructuring and related charges, asset impairments and income tax adjustments. $ in Millions